Exhibit 99.1

Fusion Acquires Broadvox’s Cloud Services Business

Acquisition Advances Fusion as a Leading Cloud Services Provider

NEW YORK, January 6, 2014 - - Fusion (OTCQB: FSNN), an emerging leader in cloud services, announced today that on December 31, 2013, it completed the previously announced acquisition of Broadvox LLC’s cloud services business, which delivers cloud-based voice, unified communications and cloud connectivity to small, medium and large businesses, for an aggregate purchase price of $32.1 million in cash. The acquisition adds significant scale to Fusion’s existing cloud services business, which provides a full complement of cloud communications, cloud connectivity, cloud storage and security services to the business market.

Acquisition Highlights

●	Strong Financial Profile
o	Contributes scale and performance
o	For the nine months ending September 30, 2013, the acquired business generated:
■	Unaudited revenue of $24.5 million, over 90% of which is recurring
■
$3.1 million in adjusted EBITDA, which includes approximately $1.8 million of expenses that are not expected to continue following the acquisition and have not been reflected in the adjustments to EBITDA

■	Over 65% gross margin
●	Growing Customer Base
o	5,800 business customers
o	1.2% average monthly churn year to date
o	Over $450 in ARPU
o	Strong focus on key verticals: legal services, hospitality and real estate management
●	Expanded Operations
o	Extends Fusion’s Cloud Network and Infrastructure
o	Adds nearly 100 employees to expand sales, marketing, and support efforts
●	Complementary Cloud Services Product Portfolio
■	Cloud-based voice
■	Unified communications
■	Cloud connectivity
●	Accelerates Organic Growth
o	Expands sales and marketing team and budget
o	Adds over 300 active distribution partners
o	Adds inside sales resources to focus on cross-sale and up sale of new cloud services to existing customers

For the nine months ended September 30, 2013, the acquired business generated $24.5 million in unaudited revenue, and $3.1 million in adjusted EBITDA, including approximately $1.8 million in expenses that are not expected to continue following the acquisition and have not been reflected in the adjustments to EBITDA.  Importantly, over 90% of the revenue is recurring, with more than 65% gross margin.  Based on the third quarter of 2013, Fusion’s pro forma consolidated revenue run rate, including the acquired business, exceeded $91 million.   The acquisition adds 5,800 small, medium and large business customers and more than 300 active distribution partners to Fusion. The combined companies’ customer base now totals approximately 10,000, with more than 500 active distribution partners.  Broadvox’s cloud services sales and marketing efforts, with a strong focus on legal services, hospitality and real estate management, add key new vertical markets to Fusion’s own strategy of providing specialized, market-based solutions to important verticals, including healthcare.  With the acquisition, Fusion is adding nearly 100 employees to greatly expand its sales, marketing and support functions.

Fusion expects to realize approximately $2.3 million in cost synergies upon completion of the integration of the Broadvox cloud services business.  Approximately half of these savings were realized at the date of acquisition, with the remainder expected to be achieved over the next 12 to 24 months.  The combined businesses will bring expanded scale and resources to Fusion’s sales and marketing efforts with the addition of a strong inside sales and marketing team, increased spending on marketing and the cross-selling of the company’s combined products and services.  The anticipated performance of the combined business and the integration of advanced service and delivery infrastructures, network facilities and staff will allow Fusion to more rapidly scale, enabling the company to accelerate its organic growth plans while providing a robust platform for additional acquisitions.

Matthew Rosen, Fusion’s Chief Executive Officer, said, “We are extremely pleased that the Broadvox cloud services team, partners and customers have joined Fusion. This transaction, our second acquisition of a cloud services business in a little over a year, brings us one step closer to realizing our vision of becoming the largest and most successful provider of cloud solutions in a rapidly growing market. The acquisition also continues the effort begun with last year’s acquisition of NBS to identify established cloud services companies with strong management teams to help build our company. We were gratified by the support we received for this transaction as reflected in the approximately $44.0 million in financings announced earlier today from new and existing shareholders, Directors, Advisory Board members, and from financial partners such as Praesidian Capital, Plexus Capital, and several other notable institutions and individuals.”

Don Hutchins, Fusion’s President and Chief Operating Officer, said, “We have been working with Broadvox and their great management and staff on the integration effort for more than four months. The experienced professionals who are joining Fusion’s cloud services team share the same culture and commitment to service excellence, and we are all excited about the substantial opportunities for growth that this transaction provides.  Our integration planning confirmed our belief that the combination of our businesses will help us achieve our financial goals, build scale and deliver leading edge cloud solutions to our expanding base of customers.”

Fusion has launched its new cloud services website, www.fusiontel.com, to coincide with the announcement of its acquisition of Broadvox’s cloud services business.

CEA Capital Advisors acted as Fusion’s advisor in the acquisition.

Use of Non-GAAP Financial Measurements:

This release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.

The Company believes that EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the communications industry to evaluate companies on the basis of operating performance and leverage. The Company also believes that EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant non-recurring transactions, if any, such as impairment losses and professional fees associated with pending acquisitions, which vary significantly between periods and are not recurring in nature, as well as certain recurring non-cash charges such as stock-based compensation.  Although the Company uses adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and adjusted EBITDA are not intended to represent cash flows for the period presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

 Broadvox Enterprise Services
Statement of Operations
For the Three and Nine Months Ended September 30, 2013
(unaudited)

(in thousands)	Three Months	Nine Months
Revenues	$8,658	$24,503
Cost of revenues, exclusive of depreciation and
amortization, shown separately below	2,814	8,277
Gross profit	5,844	16,226
Depreciation and amortization	1,000	3,103
Selling general and administrative expenses	4,291	13,216
Total operating expenses	5,291	16,319
Operating income (loss)	553	(93)
Interest expense, net	(24)	(93)
Net income (loss)	$529	$(186)

Broadvox Enterprise Services
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
For the Three and Nine Months Ended September 30, 2013
(Unaudited)

(in thousands)	Three Months	Nine Months
Net loss	$529	$(186)
Interest expense	24	93
Depreciation and amortization	1,000	3,103
EBITDA	1,553	3,010
Stock-based compensation expense	26	79
Adjusted EBITDA	$1,579	$3,089

About Fusion

Fusion is a leading provider of integrated cloud solutions to small, medium and large businesses. Fusion’s advanced, proprietary service platform enables the integration of leading edge solutions in the cloud, including cloud voice, cloud connectivity, cloud storage and security.  Fusion’s innovative yet proven cloud solutions lower our customers’ cost of ownership, and deliver new levels of security, flexibility, scalability and speed of deployment. For more information, please visit www.fusiontel.com.

Forward Looking Statements:

Statements in this press release that are not purely historical facts, including statements regarding Fusion’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “intend”, “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business. The primary risk of the Company is its ability to raise new and continued capital to execute its comprehensive business strategy. There may be additional risks associated with the integration of businesses following an acquisition, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of the Company’s significant contracts or partnerships, the Company’s ability to comply with its senor debt agreements, the Company’s inability to maintain working capital requirements to fund future operations or the Company’s ability to attract and retain highly qualified management, technical and sales personnel,  and the other factors identified by us from time to time in the Company’s filings with the Securities and Exchange Commission, which are available through http://www.sec.gov.  Statements in this press release relating to the projected revenues, EBITDA, cost-synergy savings and other forecasted benefits of our acquisition of NBS are “forward-looking” statements and are based upon certain assumptions that may or may not prove to be accurate; and if inaccurate could cause our actual results to differ materially from our projections. However, the risks included should not be assumed to be the only things that could affect future performance. We may, among other things, also be subject to service disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism or government security concerns.

Fusion Contact

Laura Nadal, 212-389-9720
lnadal@fusiontel.com